Item No. 77C (Matters submitted to a vote of security holders) - Attachments

Eaton Vance Diversified Income Fund Special
Meeting of Shareholders

The Fund held a joint Special Meeting of Shareholders on October 23, 2009 (adjourned from September 25,
2009) to approve an amendment to the current fundamental investment restriction regarding the purchase or sale of physical commodities and commodities contracts to provide that the Fund may invest in all types of commodities, commodities contracts and commodities related investments to the extent permitted by law. The following action was taken by the shareholders:

	Number of Shares
  For		Against	   Abstain

15,185,553	1,607,970	2,290,443



Eaton Vance Emerging Markets Local Income Fund
Special Meeting of Shareholders

The Fund held a joint Special Meeting of Shareholders on October 23, 2009 (adjourned from September 25,
2009) to approve an amendment to the current fundamental investment restriction regarding the purchase or sale of physical commodities and commodities contracts to provide that the Fund may invest in all types of commodities, commodities contracts and commodities related investments to the extent permitted by law. The following action was taken by the shareholders:

	 Number of Shares
  For		Against	Abstain

214,295	1,520		690



Eaton Vance Global Macro Absolute Return Fund
Special Meeting of Shareholders

The Fund held a joint Special Meeting of Shareholders on October 23, 2009 (adjourned from September 25,
2009) to approve an amendment to the current fundamental investment restriction regarding the purchase or sale of physical commodities and commodities contracts to provide that the Fund may invest in all types of commodities, commodities contracts and commodities related investments to the extent permitted by law. The following action was taken by the shareholders:

	  Number of Shares
    For		Against	Abstain

5,965,875	101,029	128,960




Eaton Vance International Income Fund Special
Meeting of Shareholders

The Fund held a joint Special Meeting of Shareholders on October 23, 2009 (adjourned from September 25,
2009) to approve an amendment to the current fundamental investment restriction regarding the purchase or sale of physical commodities and commodities contracts to provide that the Fund may invest in all types of commodities, commodities contracts and commodities related investments to the extent permitted by law. The following action was taken by the shareholders:

	  Number of Shares
    For		Against	Abstain

202,348	5,775		21,151




Eaton Vance Strategic Income Fund Special Meeting of Shareholders

The Fund held a joint Special Meeting of Shareholders on October 23, 2009 (adjourned from September 25,
2009) to approve an amendment to the current fundamental investment restriction regarding the purchase or sale of physical commodities and commodities contracts to provide that the Fund may invest in all types of commodities, commodities contracts and commodities related investments to the extent permitted by law. The following action was taken by the shareholders:

	  Number of Shares
    For		Against	Abstain

115,880,476	8,495,861	10,256,355